Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces First Quarter 2024 Results
New York City, NY – April 29, 2024 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended March 31, 2024.
Reported GAAP net income of $35.8 million for the three months ended March 31, 2024, compared to $30.0 million for the three months ended December 31, 2023. Reported diluted earnings per share ("EPS") to common stockholders of $0.35 for the three months ended March 31, 2024, compared to $0.28 for the three months ended December 31, 2023.
Reported Distributable Earnings (a non-GAAP financial measure) of $41.0 million, or $0.41 per diluted common share on a fully converted basis(1), for the three months ended March 31, 2024, compared to $39.3 million, or $0.39 per diluted common share on a fully converted basis(1), for the three months ended December 31, 2023.
First Quarter 2024 Summary
•Produced a first quarter GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 8.9% and 10.4%, respectively
•Book value of $15.68 per diluted common share on a fully converted basis(1)
•Declared first quarter common stock cash dividend of $0.355, representing an annualized 9.1% yield on book value per share , fully converted(1)
•GAAP and Distributable Earnings dividend coverage of 99% and 115%, respectively
•Closed $591 million of new loan commitments at a weighted average spread of 464 basis points
•Core portfolio principal balance of $5.2 billion, an increase of $199 million
•Total liquidity of $1.0 billion, which includes $240 million in cash and cash equivalents
•Repurchased 151,123 shares of common stock at a net average price of $12.42 per share for an aggregate of $1.9 million, which represents a $0.01 per share increase to book value

Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “We are very pleased with the Company's distributable earnings growth versus last quarter. Importantly, our multifamily-focused portfolio continues to demonstrate stability which positions us to deliver consistent performance over the long term."
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “We have been actively originating loans, and have committed to $756 million of originations year-to-date. This has fueled net growth in our portfolio. With our robust pipeline and ample liquidity, we are well-positioned to further grow our portfolio and capitalize on market opportunities, all while keeping an active eye on the existing legacy portfolio and working through issues as needed."
Core Portfolio
For the quarter ended March 31, 2024, the Company closed $591 million of new loan commitments, funded $487 million of principal balance on new and existing loans, and received loan repayments of $252 million. The Company's core portfolio at the end of the quarter consisted of 145 loans with an aggregate principal balance of approximately $5.2 billion. The average loan size was approximately $36 million. Over 99% of the aggregate principal balance of the Company's portfolio is in senior mortgage loans with approximately 97% in floating rate loans and approximately 75% of the portfolio is collateralized by multifamily properties. The Company's exposure to office loans is only 6%. As of March 31, 2024, the Company had six loans on its watch list, all of which are risk rated a four.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Conduit
For the quarter ended March 31, 2024, the Company closed $131 million of fixed rate loans that were sold or will be sold through FBRT's conduit program. During the same period, the Company sold $101 million of conduit loans for a gain of $5.5 million, gross of related derivatives.
Allowance for Credit Losses
During the quarter, the Company recognized an additional incremental provision for credit losses of approximately $2.9 million, with $0.7 million of the increase related to an asset-specific provision.
Book Value
As of March 31, 2024, book value was $15.68 per diluted common share on a fully converted basis(1).
Share Repurchase Program
During the quarter, the Company repurchased 151,123 shares of the Company's common stock under the Company's $65 million share repurchase program. These shares were repurchased at an average price of $12.42 per share, inclusive of any broker's fees or commissions, for an aggregate of $1.9 million. As of April 19, 2024, $32.1 million remains available under the $65 million share repurchase plan.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMs, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended March 31, 2024 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Tuesday, April 30, 2024, at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10187136/fbca98b380. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=2vxLzVHs. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of March 31, 2024, FBRT had approximately $6.0 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$240,030	$337,595
Restricted cash	8,092	6,092
Commercial mortgage loans, held for investment, net of allowance for credit losses of $49,215 and $47,175 as of March 31, 2024 and December 31, 2023, respectively	5,184,205	4,989,767
Commercial mortgage loans, held for sale, measured at fair value	30,457	—
Real estate securities, available for sale, measured at fair value, amortized cost of $217,324 and $243,272 as of March 31, 2024 and December 31, 2023, respectively (includes pledged assets of $217,855 and $167,948 as of March 31, 2024 and December 31, 2023, respectively)	217,855	242,569
Receivable for loan repayment(1)	26,683	55,174
Accrued interest receivable	39,628	42,490
Prepaid expenses and other assets	19,911	19,213
Intangible lease asset, net of amortization	42,037	42,793
Real estate owned, net of depreciation	115,169	115,830
Real estate owned, held for sale	103,657	103,657
Total assets	$6,027,724	$5,955,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,530,740	$3,567,166
Repurchase agreements and revolving credit facilities - commercial mortgage loans	412,556	299,707
Repurchase agreements - real estate securities	194,769	174,055
Mortgage note payable	23,998	23,998
Other financings	12,865	36,534
Unsecured debt	81,320	81,295
Derivative instruments, measured at fair value	524	—
Interest payable	15,052	15,383
Distributions payable	36,308	36,133
Accounts payable and accrued expenses	11,195	13,339
Due to affiliates	20,969	19,316
Intangible lease liability, held for sale	12,297	12,297
Total liabilities	$4,352,593	$4,279,223
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of March 31, 2024 and December 31, 2023	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of March 31, 2024 and December 31, 2023	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,254,483 and 82,751,913 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	820	820
Additional paid-in capital	1,597,611	1,599,197
Accumulated other comprehensive income (loss)	530	(703)
Accumulated deficit	(299,326)	(298,942)
Total stockholders' equity	$1,558,377	$1,559,114
Non-controlling interest	27,006	27,095
Total equity	$1,585,383	$1,586,209
Total liabilities, redeemable convertible preferred stock and equity	$6,027,724	$5,955,180

______________________________________________________________________
(1) Includes $26.6 million and $55.1 million of cash held by servicer related to the CLOs as of March 31, 2024 and December 31, 2023, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Income
Interest income	$130,558	$130,536
Less: Interest expense	81,318	71,075
Net interest income	49,240	59,461
Revenue from real estate owned	4,712	3,312
Total income	$53,952	$62,773
Expenses
Asset management and subordinated performance fee	$7,865	$8,085
Acquisition expenses	238	378
Administrative services expenses	2,860	4,029
Professional fees	4,084	4,814
Share-based compensation	1,799	1,022
Depreciation and amortization	1,417	1,805
Other expenses	2,363	2,166
Total expenses	$20,626	$22,299
Other income/(loss)
(Provision)/benefit for credit losses	$(2,880)	$(4,360)
Realized gain/(loss) on extinguishment of debt	—	4,767
Realized gain/(loss) on real estate securities, available for sale	88	596
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	5,513	—
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	457	347
Gain/(loss) on other real estate investments	6	(1,339)
Trading gain/(loss)	—	2,968
Unrealized gain/(loss) on derivatives	(138)	(320)
Realized gain/(loss) on derivatives	290	44
Total other income/(loss)	$3,336	$2,703
Income/(loss) before taxes	36,662	43,177
(Provision)/benefit for income tax	(835)	662
Net income/(loss)	$35,827	$43,839
Net (income)/loss attributable to non-controlling interest	93	(9)
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$35,920	$43,830
Less: Preferred stock dividends	6,748	6,748
Net income/(loss) applicable to common stock	$29,172	$37,082

Basic earnings per share	$0.35	$0.44
Diluted earnings per share	$0.35	$0.44
Basic weighted average shares outstanding	81,994,096	82,774,771
Diluted weighted average shares outstanding	81,994,096	82,774,771

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common as of the three months ended March 31, 2024 and 2023 (amounts in thousands, except share and per share data):

	Three months ended March 31,
	2024	2023
GAAP Net Income (Loss)	$35,827	$43,839
Adjustments:
CLO amortization acceleration(1)	—	(1,468)
Unrealized (gain)/loss on financial instruments(2)	(325)	1,312
Unrealized (gain)/loss - ARMs	—	(734)
(Reversal of)/Provision for credit losses	2,880	4,360
Non-Cash Compensation Expense	1,799	1,022
Depreciation and amortization	1,417	1,805
Subordinated performance fee(3)	(554)	(594)
Realized (gain)/loss on debt extinguishment / CLO call	—	(4,767)
Distributable Earnings	$41,044	$44,775
7.5% Series E Cumulative Redeemable Preferred Stock Dividend	(4,842)	(4,842)
Non-controlling interests in joint ventures net income/(loss)	93	(9)
Noncontrolling Interests in Joint Ventures Depreciation and Amortization	(276)	(360)
Distributable Earnings to Common	$36,019	$39,564
Average Common Stock & Common Stock Equivalents(4)	1,389,912	1,422,565
GAAP Net Income/(Loss) ROE	8.9%	11.0%
Distributable Earnings ROE	10.4%	11.1%
GAAP Net Income/(Loss) Per Share, Diluted	$0.35	$0.44
GAAP Net Income/(Loss) Per Share, Fully Converted(5)	$0.35	$0.44
Distributable Earnings Per Share, Fully Converted(5)	$0.41	$0.44
________________________
(1) Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance costs incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustment no longer necessary.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(4) Represents the average of all classes of equity except the Series E Preferred Stock.
(5) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.